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                                                                    EXHIBIT 23.3



INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Collectible Concepts Group, Inc. on Form S-8 of our report, dated May 8, 2000, except as to Note 12 to the February 29, 2000 financial statements, which was as of June 5, 2000 and August 2, 2000 and which included an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, included in and incorporated by reference in the Annual Report on Form 10-KSB of Collectible Concepts Group, Inc. for the year ended February 28, 2001.

                                                         Rudolph, Palitz LLC




Blue Bell, Pennsylvania
January 11, 2002